0 February 27, 2025 Array Technologies Q4 & FY 2024 Earnings Call

1 Disclaimer Forward-Looking Statements and Other Information This presentation contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include information concerning our possible or assumed future results of operations, business strategies, technology or product developments, financing and investment plans, dividend policy, competitive position, industry and regulatory environment, potential growth opportunities and the effects of competition. Forward-looking statements include statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “anticipates,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” “would,” “designed to” or similar expressions and the negatives of those terms. ARRAY’s actual results and the timing of events could materially differ from those anticipated in such forward-looking statements as a result of certain risks, uncertainties and other factors, including without limitation: changes in growth or rate of growth in demand for solar energy projects; competitive pressures within our industry; factors affecting viability and demand for solar energy, including but not limited to, the retail price of electricity, availability of in-demand components like high voltage breakers, various policies related to the permitting and interconnection costs of solar plants, and the availability of incentives for solar energy and solar energy production systems, which makes it difficult to predict our future prospects; competition from conventional and renewable energy sources; a loss of one or more of our significant customers, their inability to perform under their contracts, or their default in payment; a drop in the price of electricity derived from the utility grid or from alternative energy sources; fluctuations in our results of operations across fiscal periods, which could make our future performance difficult to predict and could cause our results of operations for a particular period to fall below expectations; any increase in interest rates, or a reduction in the availability of tax equity or project debt capital in the global financial markets, which could make it difficult for customers to finance the cost of a solar energy system; existing electric utility industry policies and regulations, and any subsequent changes or new related policies and regulations, may present technical, regulatory and economic barriers to the purchase and use of solar energy systems, which may significantly reduce demand for our products or harm our ability to compete; the interruption of the flow of materials from international vendors, which could disrupt our supply chain, including as a result of the imposition of new and/or additional duties, tariffs and other charges or restrictions on imports and exports; changes in the global trade environment, including the imposition of import tariffs or other import restrictions; geopolitical, macroeconomic and other market conditions unrelated to our operating performance including but not limited to a pandemic, the Ukraine-Russia war, attacks on shipping in the Red Sea, conflict in the Middle East, and inflation and interest rates; our ability to convert our orders in backlog into revenue; the reduction, elimination or expiration, or our failure to optimize the benefits of government incentives for, or regulations mandating the use of, renewable energy and solar energy, particularly in relation to our competitors; failure to, or incurrence of significant costs in order to, obtain, maintain, protect, defend or enforce, our intellectual property and other proprietary right; delays in construction projects and any failure to manage our inventory; significant changes in the cost of raw materials; disruptions to transportation and logistics, including increases in shipping costs; defects or performance problems in our products, which could result in loss of customers, reputational damage and decreased revenue; delays, disruptions or quality control problems in our product development operations; our ability to retain our key personnel or failure to attract additional qualified personnel; additional business, financial, regulatory and competitive risks due to our continued planned expansion into new markets; cybersecurity or other data incidents, including unauthorized disclosure of personal or sensitive data or theft of confidential information; a failure to maintain an effective system of integrated internal controls over financial reporting; our substantial indebtedness, risks related to actual or threatened public health epidemics, pandemics, outbreaks or crises; changes to laws and regulations, including changes to tax laws and regulations, that are applied adversely to us or our customers, including our ability to optimize those changes brought about by the passage of the Inflation Reduction Act or any repeal thereof; and the other risks and uncertainties described in more detail in the Company’s most recent Annual Report on Form 10-K and other documents on file with the SEC, each of which can be found on our website, www.arraytechinc.com. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Non-GAAP Financial Information This presentation includes certain financial measures that are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”), including Adjusted gross profit, Adjusted gross margin, Adjusted EBITDA, Adjusted net income, Adjusted net income per share, Adjusted general and administrative expense and Free cash flow. We define Adjusted gross profit as gross profit plus (i) amortization of developed technology and (ii) other costs if applicable. We define Adjusted gross margin as Adjusted gross profit as a percentage of revenue. We define Adjusted EBITDA as net income (loss) plus (i) other expense, net, (ii) foreign currency (gain) loss, net, (iii) preferred dividends and accretion, (iv) interest expense, (v) income tax (benefit) expense, (vi) depreciation expense, (vii) amortization of intangibles, (viii) amortization of developed technology, (ix) equity-based compensation, (x) change in fair value of contingent consideration, (xi) impairment of long-lived assets, (xii) goodwill impairment, (xiii) certain legal expenses, and (xiv) other costs. We define Adjusted net income as net income (loss) to common shareholders plus (i) amortization of intangibles, (ii) amortization of developed technology, (iii) amortization of debt discount and issuance costs (iv) preferred accretion, (v) equity-based compensation, (vi) change in fair value of contingent consideration, (vii) impairment of long-lived assets, (viii) goodwill impairment, (ix) certain legal expenses, (x) other costs, and (xi) income tax (benefit) expense adjustments. We define Adjusted general and administrative expense as general and administrative expense less (i) equity-based compensation, (ii) certain legal expenses, (iii) other costs and (iv) income tax expense adjustments. We define Free cash flow as Cash provided by (used in) operating activities less purchase of property, plant and equipment and cash payments for the acquisition of right-of-use assets. A detailed reconciliation between GAAP results and results excluding special items (“non-GAAP”) is included within this presentation. We calculate net income (loss) per share as net income (loss) to common shareholders divided by the basic and diluted weighted average number of shares outstanding for the applicable period and we define Adjusted net income per share as Adjusted net income (as detailed above) divided by the basic and diluted weighted average number of shares outstanding for the applicable period. We believe that these non-GAAP financial measures are provided to enhance the reader’s understanding of our past financial performance and our prospects for the future. Our management team uses these non-GAAP financial measures in assessing the Company’s performance, as well as in planning and forecasting future periods. The non-GAAP financial information is presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly titled non-GAAP measures used by other companies. Among other limitations, Adjusted gross profit, Adjusted gross margin, Adjusted EBITDA and Adjusted net income do not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments; do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; do not reflect income tax expense or benefit; and other companies in our industry may calculate Adjusted gross profit, Adjusted gross margin, Adjusted EBITDA and Adjusted net income differently than we do, which limits their usefulness as comparative measures. Because of these limitations, Adjusted gross profit, Adjusted gross margin, Adjusted EBITDA and Adjusted net income should not be considered in isolation or as substitutes for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted gross profit, Adjusted gross margin, Adjusted EBITDA and Adjusted net income on a supplemental basis. You should review the reconciliation of gross profit to Adjusted gross profit and net income (loss) to Adjusted EBITDA and Adjusted net income below and not rely on any single financial measure to evaluate our business. Market and Industry Data This presentation also contains information regarding our market and our industry that is derived from third-party research and publications. That information may rely upon a number of assumptions and limitations, and we have not independently verified its accuracy or completeness.

2 Business Update Kevin Hostetler, CEO Neil Manning, President & COO

3 Financial Highlights ► Momentum continued, solid orderbook of $2.0 billion as of 12/31/2024 ► Revenue grew 19% sequentially, driven by U.S. performance. ROW was stable. ► Gross Margin of 28.5% and Adjusted Gross Margin(1) of 29.8%, an expansion of 380 and 410 bps respectively from 4Q 2023 ► Adjusted EBITDA(1) margin of 16.4%, expanded 230 bps from 4Q 2023 4Q 2024 1 See Appendix for reconciliation of non-GAAP measures to the closest GAAP measure 4Q 2024 Select Financials ► 10% orderbook growth underpinned by 20% domestic orderbook growth ► Operational improvements, new product development and 45X benefit recognition contribute to significant margin expansion year-over-year ► Gross Margin of 32.5% and Adjusted Gross Margin(1) of 34.1%, an expansion of 610 and 680 bps respectively from 2023 ► Generated Free cash flow(1) of $135.4 million in 2024. ► Year-end cash balance of $364.1 million Full Year 2024 Full Year 2024 Select Financials ($M) ($M) $341.6 $275.2 4Q23 4Q24 Revenue $84.2 $78.3 $87.9 $82.0 4Q23 4Q24 Gross Profit Adj. Gross Profit 24.7% 25.7% 29.8% 28.5% $1,576.6 $915.8 2023 2024 Revenue $415.6 $297.7 $430.1 $312.2 2023 2024 Gross Profit Adj. Gross Profit 26.4% 27.3% 34.1%32.5% % of revenue % of revenue

4 2024 Business Highlights ► Commenced construction on new state-of-the-art manufacturing facility in Albuquerque, New Mexico ► Growth in our innovative product portfolio ► SmartTrack suite of controller and software services ► OmniTrack terrain following tracker, currently 30% of the orderbook ► SkyLink has received strong and positive feedback since launch in August 2024 ► Strengthened our management team ► Announced $3 million investment in Swap Robotics ► Successful remediation of material weaknesses ► Launched groundbreaking reusable packaging solution to significantly reduce waste and enhance sustainability ► Active voice in the Solar Energy Industries Association and American Clean Power

5 $1.8 $2.0 Year End 23 Year End 24 Orderbook Year End 23 Year End 24 High Probability US Pipeline1 Resilient Orderbook and Pipeline Momentum +10% year over year >60% year over year Orderbook and Pipeline Update Orderbook and Pipeline Update Orderbook Resilience in 2025 ► 10% growth in orderbook year over year, with domestic orderbook growing at >20% year over year ► Strong contracting momentum in US and Europe more than offsetting weakness in Brazil Strong Demand in Pipeline ► Entrenched demand for clean energy projects supporting US manufacturing, datacenter expansion, and broader energy demands ► Increasing demand from emerging international markets for large solar projects expected to fuel growth beyond 2025 1 High probability funnel represents opportunities in which Array is participating in the final round of bidding ($B)

6 Data provided by Brattle and ConservAmerica – Feb 2025 Source: SEIA/Wood Mackenzie Power & Renewables U.S. Solar Market Insight Q4 2024; EIA Current Market Dynamics Overall, market is stabilizing and improving from the level of project pushouts experienced mid-year Utility-scale solar remains the cheapest and fastest-growing energy source to meet the increasing demand for energy ► Solar and solar + battery storage projects represented 64% of all new U.S. electricity generation as of Q3 2024, due to faster deployment and lower-cost of energy ► Demand driven by U.S. manufacturing reshoring, industry and transportation electrification, and datacenter growth is projected to further increase utility- scale solar demand in 2025 and beyond ► By 2035, the U.S. will require 50% more annual electricity production, with peak demand growth rates exceeding 5x that of the past decade Near-term challenges affecting customer project timelines: ► U.S. Interconnection and permitting delays, long lead-time high-voltage equipment constraints, and labor availability shortages ► In Brazil, the devaluation of the Brazilian real, a dynamic interest rate environment, and newly introduced tariffs on solar components have slowed market growth

Building a Foundation for Future Growth

Focused research & development in 2024 continues to solve the industry's biggest challenges

Array Innovation

329

TOTAL PATENTS
(158 additional pending)



Product Development – Extreme Weather Focus

Launched in 2024

- **SmarTrack**™ Hail Alert Response
- **SmarTrack**™ Automated Snow Response
- **SkyLink** for **DuraTrack**® & **OmniTrack**™

Launching in 2025

High-angle stow hail tracker

- 77° stow – **steepest** in the industry
- Mitigates risk from extreme hail damage
- 37% of U.S. addressable market lies in regions prone to extreme hailstorms*

3rd Party Validation

DNV – *Wind Stow Energy Loss Study*

VDE Americas –

- *Best Practices for Hail Stow of Single-Axis Trackers*
- *Effectiveness of Hail Stow Protocols*

7

ARRAY

8 Driving Down Customer’s CAPEX and LCOE with Automation Innovation with ecosystem partners to empower solar developers, EPCs, and project teams Field Installation Automation ► Array has partnered with Swap Robotics, a leader in utility-scale solar robotic operations, maintenance, and automation solutions. ► Driving projects faster, safer, and more efficiently—all while creating new opportunities across the industry. Autonomous Robotic Module Cleaning ► Robotic Module Cleaning with Single and Multi–row® PV Railed Cleaning Solution. ► Designed to optimize performance of solar power plants impacted by high wind and sand; Array continues to drive disruptive technologies to innovate and lead in the solar industry

9 Array’s Global Supply Chain: Robust, Diverse & Resilient ELIMINATING SINGLE SOURCE points of failure, so that no matter what happens, we can always deliver GLOBAL SUPPLY CHAIN that can be tailored geographically as needed with 75+GW of global supply capacity, with strategic local sourcing as required 40+ GW OF U.S. DOMESTIC CONTENT COMPONENT CAPACITY TRUSTED supply base that has enabled Array to deploy over 82 GW to date via long standing relationships that mitigate tariff exposure and maximize incentives for localized content 100% Certifiable Table 1 U.S. Domestic Content Capable 1H 2025 Proven Global Supply Chain Array Supply Chain Point of Presence

10 Financial Update Keith Jennings, CFO

2024 Fourth Quarter Financial Results

4Q Snapshot

($ in millions, except EPS Data)	Q4-24	Q4-23	Q3-24	Y/Y	Q/Q
Revenue	$275.2	$341.6	$231.4	($66.4)	$43.8
Gross margin	28.5%	24.7%	33.8%	+380 bps	-530 bps
Net income (loss) to Common Shareholders	($141.2)	$6.0	($155.4)	($147.2)	$14.2
Diluted EPS	($0.93)	$0.04	($1.02)	($0.97)	$0.09
Adjusted gross margin[(1)]	29.8%	25.7%	35.4%	+410 bps	-560 bps
Adjusted EBITDA[(1)]	$45.2	$48.2	$46.7	($3.0)	($1.5)
Adjusted EBITDA[(1)] margin	16.4%	14.1%	20.2%	+230 bps	-380 bps
Adjusted net income[(1)]	$25.1	$26.4	$26.5	($1.3)	($1.4)
Adjusted EPS[(1)]	$0.16	$0.17	$0.17	($0.01)	($0.01)
Free Cash Flow[(1)]	$44.6	$88.6	$43.9	($44.0)	$0.7

Q4 Notable Items

- Revenue declined Y/Y as volume growth fully offset by ASP compression
- Sequential quarter displayed positive momentum, evident in revenue and cash flow generation
- Adjusted GM increased 410bps year-over-year to 29.8% driven by 45X benefits for torque tube and structural fasteners
- Adjusted EBITDA of $45.2M, compared to $48.2M in the prior year period primarily from lower revenue base year-over-year, largely offset by strong gross margin expansion
- $74.0M non-cash impairment of goodwill and $91.9M non-cash long-lived intangible assets write-down associated with 2022 STI acquisition resulted in GAAP net loss to common shareholders

[1] See Appendix for reconciliation of non-GAAP measures to the closest GAAP measure

11

ARRAY

12 ($ in millions, except EPS Data) FY2024 FY2023 Y/Y Revenue $915.8 $1,576.6 ($660.8) Gross margin(1) 32.5% 26.4% +610 bps Net income (loss) to Common Shareholders ($296.1) $85.5 ($381.6) Diluted EPS (1.95) $0.56 ($2.51) Adjusted Gross Margin(1) 34.1% 27.3% +680 bps Adjusted EBITDA(1) $173.6 $288.1 ($114.5) Adjusted EBITDA Margin(1) 19.0% 18.3% +70 bps Adjusted net income(1) $91.2 $171.9 ($80.7) Adjusted, Diluted EPS(1) $0.60 $1.13 ($0.53) Free Cash Flow(1) $135.4 $215.0 ($79.6) 2024 Full Year Financial Results Full Year Snapshot Full Year Notable Items ► Revenue decline primarily from lower volumes and ASP decline ► Adjusted gross margin increased 680bps to 34.1% ► Adjusted EBITDA of $173.6M, compared to $288.1M in the prior year period driven by lower revenue base year-over- year, largely offset by record gross margin expansion ► Continued strong Free Cash Flow conversion of 75%+ ► $236.0M non-cash impairment of goodwill and $91.9M non-cash long-lived intangible assets write-down associated with 2022 STI acquisition resulted in GAAP net loss to common shareholders 1 See Appendix for reconciliation of non-GAAP measures to the closest GAAP measure

13 2025 First Quarter and Full Year Guidance Full Year Ending December 31, 2025 Revenue $1.05 billion to $1.15 billion Adjusted EBITDA(1) (2) $180 million to $200 million Adjusted net income per common share(1) (2) $0.60 to $0.70 1 Guidance includes benefits related to the Inflation Reduction Act Section 45X Advanced Manufacturing Production Credit for torque tube and structural fastener manufacturing. 2 A reconciliation of projected adjusted gross margin, adjusted EBITDA and adjusted net income per share, which are forward-looking measures that are not prepared in accordance with GAAP, to the most directly comparable GAAP financial measures, is not provided because we are unable to provide such reconciliation without unreasonable effort. The inability to provide a quantitative reconciliation is due to the uncertainty and inherent difficulty predicting the occurrence, the financial impact and the periods in which the components of the applicable GAAP measures and non-GAAP adjustments may be recognized. The GAAP measures may include the impact of such items as non-cash share-based compensation, revaluation of the fair-value of our contingent consideration, amortization of intangible assets and the tax effect of such items, in addition to other items we have historically excluded from adjusted EBITDA and adjusted net income per share. We expect to continue to exclude these items in future disclosures of these non-GAAP measures and may also exclude other similar items that may arise in the future (collectively, “non-GAAP adjustments”). The decisions and events that typically lead to the recognition of non-GAAP adjustments are inherently unpredictable as to if or when they may occur. As such, for our 2025 outlook, we have not included estimates for these items and are unable to address the probable significance of the unavailable information, which could be material to future results. Q1 and FY Outlook Assumptions ► Q1: Revenue of $260 million to $270 million ► Q1: Adjusted EBITDA margin of 11-13% ► FY: Adjusted GM of 29.0% - 30.0% inclusive of 45x benefits ► FY: Adjusted G&A between $144 million and $152 million ► FY: Effective tax rate for Adjusted net income per share: 24% - 25% ► FY: Capital Expenditures of $30 million - $35 million ► FY: Free Cash Flow of $115 million - $130 million

14 Appendix

15 Adjusted Gross Profit Reconciliation ($ in thousands)

16 Adjusted EBITDA Reconciliation ($ in thousands)

17 Adjusted Net Income Reconciliation ($ in thousands)

18 Adjusted EPS Reconciliation ($ in thousands, except per share amounts)

19 Free Cash Flow Reconciliation ($ in thousands)